UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 4, 2017

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2017, RTI Surgical, Inc., (the “Company”) and Camille Farhat (the Company’s President and Chief Executive Officer) entered into the First Amendment to the RTI Surgical, Inc. Stand Alone Restricted Stock Award Agreement #1 (the “Amendment”).

The Amendment revises the vesting conditions for the Company’s common stock, par value $0.001 per share (the “Common Stock”), granted under the Stand Alone Restricted Stock Award Agreement #1 between the Company and Mr. Farhat, dated January 26, 2017 (the “Restricted Stock Award”). Pursuant to the Amendment, certain acceleration conditions contained in the Restricted Stock Award are deleted and 425,000 shares of restricted Common Stock vested on December 4, 2017 (the “Vested Grant”). If Mr. Farhat voluntarily leaves the employment of the Company (other than for “Good Reason”) or is terminated for “Cause” (as those terms are defined in the Employment Agreement between the Company and Mr. Farhat, dated January 26, 2017) on or before March 31, 2019, then Mr. Farhat will forfeit all of the shares of the Vested Grant that would not have otherwise vested under vesting schedule contained in the Restricted Stock Award at the time of termination. For example, if Mr. Farhat leaves the employment of the Company without Good Reason on June 1, 2018, he will forfeit 425,000 of the 637,500 vested restricted shares of Common Stock granted under the Restricted Stock Award. Pursuant to the Amendment, Mr. Farhat will also be required to hold the shares of the Vested Grant until March 31, 2019, except to the extent those shares would have vested under the vesting schedule contained in the Restricted Stock Award at the time of a proposed transfer by Mr. Farhat.

The unaccelerated shares of restricted Common Stock granted under the Restricted Stock Award will vest under vesting schedule contained in the Restricted Stock Award. Pursuant to the Restricted Stock Award vesting schedule, 170,000 of the unaccelerated restricted shares will vest on January 26, 2018, and the remaining unaccelerated restricted shares will vest in 42,500 share increments on the last day of each calendar quarter commencing on March 31, 2018, continuing until all unaccelerated restricted shares have vested. Under the terms of the Amendment, the final tranche of shares of restricted Common Stock granted under the Restricted Stock Award will vest as of June 30, 2019, instead of on December 31, 2021, which would have been the case if no acceleration occurred.

The description of the Amendment is qualified in its entirety by the complete terms and conditions of the document, which will be filed as an exhibit to the Annual Report on Form 10-K for the year ending December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: December 8, 2017	By:	/s/ Jonathon M. Singer
	Name:	Jonathon M. Singer
	Title:	Chief Financial and Administrative Officer